EXHIBIT 4.1 TO FORM 10-K

                                                                  Execution Copy




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                               Westwood One, Inc.











   $50,000,000 4.64% Senior Guaranteed Notes, Series A, due November 30, 2009 $150,000,000 5.26% Senior Guaranteed Notes, Series B, due November 30, 2012




                                ________________


                             Note Purchase Agreement

                                ________________


                          Dated as of December 3, 2002









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                                Table of Contents

                              Section Heading Page

Section 1.       Authorization of Notes........................................1

Section 2.       Sale and Purchase of Notes....................................1

  Section 2.1.   Notes.........................................................1
  Section 2.2.   Subsidiary Guaranty...........................................1

Section 3.       Closing.......................................................2

Section 4.       Conditions to Closing.........................................2

  Section 4.1.   Representations and Warranties................................2
  Section 4.2.   Performance; No Default.......................................2
  Section 4.3.   Compliance Certificates.......................................2
  Section 4.4.   Opinions of Counsel...........................................3
  Section 4.5.   Purchase Permitted by Applicable Law, Etc.....................3
  Section 4.6.   Related Transactions..........................................3
  Section 4.7.   Payment of Special Counsel Fees...............................3
  Section 4.8.   Private Placement Number......................................4
  Section 4.9.   Changes in Corporate Structure................................4
  Section 4.10.  Proceedings and Documents.....................................4
  Section 4.11.  Subsidiary Guaranty...........................................4

Section 5.       Representations and Warranties of the Company.................4

  Section 5.1.   Organization; Power and Authority.............................4
  Section 5.2.   Authorization, Etc............................................4
  Section 5.3.   Disclosure....................................................4
  Section 5.4.   Organization and Ownership of Shares of Subsidiaries..........5
  Section 5.5.   Financial Statements..........................................5
  Section 5.6.   Compliance with Laws, Other Instruments, Etc..................5
  Section 5.7.   Governmental Authorizations, Etc..............................6
  Section 5.8.   Litigation; Observance of Statutes and Orders.................6
  Section 5.9.   Taxes.........................................................6
  Section 5.10.  Title to Property; Leases.....................................6
  Section 5.11.  Licenses, Permits, Etc........................................7
  Section 5.12.  Compliance with ERISA.........................................7
  Section 5.13.  Private Offering by the Company...............................7
  Section 5.14.  Use of Proceeds; Margin Regulations...........................7
  Section 5.15.  Existing Debt.................................................8
  Section 5.16.  Foreign Assets Control Regulations, Etc.......................8
  Section 5.17.  Status under Certain Statutes.................................8

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Section 6.       Representations of the Purchasers.............................8

  Section 6.1.   Purchase for Investment.......................................8
  Section 6.2.   Source of Funds...............................................9

Section 7.       Information as to Company....................................10

  Section 7.1.   Financial and Business Information...........................10
  Section 7.2.   Officer's Certificate........................................12
  Section 7.3.   Inspection...................................................13
  Section 7.4.   Designation of Subsidiaries..................................13

Section 8.       Prepayment of the Notes......................................13

  Section 8.1.   Required Prepayments.........................................13
  Section 8.2.   Optional Prepayments with Make-Whole Amount..................13
  Section 8.3.   Allocation of Partial Prepayments............................14
  Section 8.4.   Maturity; Surrender, Etc.....................................14
  Section 8.5.   Purchase of Notes............................................14
  Section 8.6.   Make-Whole Amount............................................15

Section 9.       Affirmative Covenants........................................16

  Section 9.1.   Compliance with Law..........................................16
  Section 9.2.   Insurance....................................................16
  Section 9.3.   Maintenance of Properties....................................16
  Section 9.4.   Payment of Taxes.............................................17
  Section 9.5.   Corporate Existence, Etc.....................................17
  Section 9.6.   Additional Guarantors........................................17
  Section 9.7.   Unrestricted Subsidiaries; Maintenance of Separate
                     Corporate Identity.......................................18

Section 10.      Negative Covenants...........................................18

  Section 10.1.  Transactions with Affiliates.................................18
  Section 10.2.  Merger, Consolidation, Etc...................................18
  Section 10.3.  Maintenance of Total Debt Ratio..............................19
  Section 10.4.  Maintenance of Total Interest Coverage Ratio.................19
  Section 10.5.  Limitation on Liens..........................................19
  Section 10.6.  Limitation on Modifications of the Management Agreement......21

Section 11.      Events of Default............................................21

Section 12.      Remedies on Default, Etc.....................................23

  Section 12.1.  Acceleration.................................................23
  Section 12.2.  Other Remedies...............................................24
  Section 12.3.  Rescission...................................................24
  Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc............24

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Section 13.      Registration; Exchange; Substitution of Notes................24

  Section 13.1.  Registration of Notes........................................24
  Section 13.2.  Transfer and Exchange of Notes...............................25
  Section 13.3.  Replacement of Notes.........................................26

Section 14.      Payments on Notes............................................26

  Section 14.1.  Place of Payment.............................................26
  Section 14.2.  Home Office Payment..........................................26

Section 15.      Expenses, etc................................................27

  Section 15.1.  Transaction Expenses.........................................27
  Section 15.2.  Survival.....................................................27

Section 16.      Survival of Representations and Warranties; Entire Agreement.27

Section 17.      Amendment and Waiver.........................................28

  Section 17.1.  Requirements.................................................28
  Section 17.2.  Solicitation of Holders of Notes.............................28
  Section 17.3.  Binding Effect, Etc..........................................28
  Section 17.4.  Notes Held by Company, Etc...................................29

Section 18.      Notices......................................................29

Section 19.      Reproduction of Documents....................................29

Section 20.      Confidential Information.....................................30

Section 21.      Substitution of Purchaser....................................31

Section 22.      Miscellaneous................................................31

  Section 22.1.  Successors and Assigns.......................................31
  Section 22.2.  Payments Due on Non-Business Days............................31
  Section 22.3.  Severability.................................................31
  Section 22.4.  Construction.................................................32
  Section 22.5.  Counterparts.................................................32
  Section 22.6.  Governing Law................................................32

Signature.....................................................................33

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SCHEDULE A     --  Information Relating to Purchasers

SCHEDULE B     --  Defined Terms

SCHEDULE B-1   --  Competitors

SCHEDULE 5.4   --  Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5   --  Financial Statements

SCHEDULE 5.8   --  Certain Litigation

SCHEDULE 5.11  --  Patents, etc.

SCHEDULE 5.15  --  Existing Debt and Liens

EXHIBIT 1(a)   --  Form of 4.64% Senior Guaranteed Notes, Series A,
                   due November 30, 2009

EXHIBIT 1(b)   --  Form of 5.26% Senior Guaranteed Notes, Series B,
                   due November 30, 2012

EXHIBIT 4.4(a) --  Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b) --  Form of Opinion of Special Counsel for the Purchasers

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                               Westwood One, Inc.
                         40 West 57th Street, 5th Floor
                            New York, New York 10019


         4.64% Senior Guaranteed Notes, Series A, due November 30, 2009 5.26% Senior Guaranteed Notes, Series B, due November 30, 2012


                                                                     Dated as of
                                                                December 3, 2002
TO THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULEA:

Ladies and Gentlemen:

     Westwood One, Inc., a Delaware corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1.           AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of (a) $50,000,000 aggregate principal amount of its 4.64% Senior Guaranteed Notes, Series A, due November 30, 2009 (the "Series A Notes") and (b) $150,000,000 aggregate principal amount of its 5.26% Senior Guaranteed Notes, Series B, due November 30, 2012 (the "Series B Notes"; the Series A Notes and the Series B Notes being hereinafter collectively referred to as the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series A Notes and Series B Notes shall be substantially in the forms set out in Exhibit 1(a) and 1(b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.           SALE AND PURCHASE OF NOTES.

     Section 2.1. Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations, and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

     Section 2.2. Subsidiary Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its

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obligations  under  this  Agreement  will  be  absolutely  and   unconditionally
guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty (the "Subsidiary Guaranty"), which shall be in substantially the form attached hereto as Exhibit 2.

SECTION 3.           CLOSING.

     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the "Closing") on December 3, 2002 or on such other Business Day thereafter on or prior to December 6, 2002, as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes of the respective series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 3751783466 at Bank of America, 901 Main Street, Dallas, Texas 75283, ABA# 111-000-012. If on the date of the Closing, the Company shall fail to tender Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.           CONDITIONS TO CLOSING.

     The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and the representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of such Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

     Section 4.3. Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

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          (b) Secretary's Certificate.  The Company shall have delivered to such
     Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

          (c) Officer's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1 have been fulfilled.

          (d) Secretary's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

     Section4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Weil, Gotshal & Manges, counsel for the Company and the Subsidiary Guarantors, in substantially the form attached hereto as
Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

     Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing such purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

     Section 4.6. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of the Closing pursuant to this Agreement.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

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     Section 4.8. Private Placement Number. A Private Placement Number issued by
Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

     Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchasers' special counsel may reasonably request.

     Section 4.11. Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, and shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor.

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each Purchaser that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, Fleet Securities, Inc., has delivered to each Purchaser a copy of a Confidential Private Placement

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Memorandum,  dated October 2002  (including the Appendices and Exhibits thereto, the  "Memorandum"),  relating  to the  transactions  contemplated  hereby.  This
Agreement  and  the   Memorandum   and  the  financial   statements   listed  in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2001, other than as reflected in the Memorandum, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate that have not had or would not reasonably be expected to have a Material Adverse Effect.

     Section 5.4.   Organization   and  Ownership  of  Shares  of  Subsidiaries.
(a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether it is a Restricted Subsidiary or an Unrestricted Subsidiary.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material

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agreement or  instrument  to which the Company or any  Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, Etc. Assuming the representations of each of the Purchasers in Section 6.1 are correct, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1998.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such Material properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 5.12.  Compliance  with  ERISA.  (a) The  Company  and  each  ERISA
Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material. No Plan is subject to Section 412 of the Code or to Title IV of ERISA.

     (b) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (c) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(c) is made in reliance upon and subject to the accuracy of each Purchaser's representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on the Company's behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers during the past year and not more than thirty-five (35) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay outstanding borrowings under the Company's corporate revolving credit facilities, repurchase outstanding common stock of the Company, pay transaction fees, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal

Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Debt. Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of October 30, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary the outstanding principal amount of which exceeds $25,000,000 and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $25,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any federal statute or Presidential Executive Order, including without limitation, Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism).

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

SECTION 6.           REPRESENTATIONS OF THE PURCHASERS.

     Section 6.1. Purchase for Investment. Each Purchaser represents that such Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust fund's property shall at all times be within such Purchaser's or such pension or trust fund's control. Each Purchase represents that such Purchaser is (and each separate account for which such Purchaser may be acting is) an "accredited investor" described in Sections (1), (2), (3) or (7) of Rule 501(a) of Regulation D of the Securities Act and that it has the ability to evaluate the merits and risks of an investment in the Notes and the Subsidiary Guaranty and the ability to assume the economic risks involved in such an investment. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser acknowledges that each Note will contain a legend to the foregoing effect and agrees that it will only transfer such Notes in accordance with the transfer restrictions set forth in such legend.

     Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
     (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of the applicable Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or
(ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.           INFORMATION AS TO COMPANY.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

               (i)  a  consolidated   balance  sheet  of  the  Company  and  its
          Restricted Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income and cash flows of the Company and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's

     Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements - within 120 days after the end of each fiscal year of the Company, duplicate copies of:

               (i)  a  consolidated   balance  sheet  of  the  Company  and  its
          Restricted Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange
     Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report (other than those already delivered pursuant to Section 7.1(a) and (b)), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report (other than those already delivered pursuant to Section 7.1(a) and (b)), each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

          (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

          (f) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.4 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

     Section 7.4. Designation of Subsidiaries. The Company may from time to time designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately thereafter such Subsidiary is in compliance with all of the covenants of this Agreement applicable to Restricted Subsidiaries; provided, the Company shall not designate any Unrestricted Subsidiary as a Restricted Subsidiary more than once. The Company may designate any Restricted Subsidiary an Unrestricted Subsidiary, provided that at the time of such designation (i) the Subsidiary so designated neither owns, directly or indirectly, any Debt or capital stock of any Restricted Subsidiary, and (ii) no Default or Event of Default would occur as a result of such designation. Each change in the designation of a Subsidiary shall be made by resolution of the Board of Directors of the Company and the Company shall within 10 days after such action give written notice thereof to the holders of the Notes. The Company may designate any newly organized or acquired Subsidiary as an Unrestricted Subsidiary.

SECTION 8.           PREPAYMENT OF THE NOTES.

     Section 8.1. Required Prepayments. The Notes are not subject to prepayment prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, as set forth in this Agreement.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, without distinction as to series.

     Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. Except as permitted by Section 13.2(b), the Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 20 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a)converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.           AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

     Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

     Section 9.4. Payment of Taxes. The Company will, and will cause each of its Restricted Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

     Section 9.5. Corporate Existence, Etc. Except as permitted by Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Restricted Subsidiaries taken as a whole.

     Section 9.6. Additional Guarantors. With respect to any Person that, subsequent to the date of the Closing, becomes a Restricted Subsidiary, the Company shall cause such new Restricted Subsidiary which is a Domestic Subsidiary to become a party to the Subsidiary Guaranty pursuant to a joinder agreement which is in the form of Annex 1 to the Subsidiary Guaranty and will provide notice to each holder of Notes within five (5) days of such Subsidiary entering into a joinder agreement that such joinder agreement is being delivered and will also refer to this Section 9.6 and the rights of the holders to receive an opinion with respect to such joinder agreement and will give the holders at least 10 Business Days to request such opinion; and, if requested by the Required Holders, deliver to the holders of the Notes legal opinions relating to such documentation, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Required Holders. In addition to the foregoing, the Company shall cause any Subsidiary which is or becomes a guarantor of any of the Company or any Subsidiary's obligations to the Banks under the Credit Agreement to become a party to the Subsidiary Guaranty pursuant to a joinder agreement which is in the form of Annex 1 to the Subsidiary Guaranty and will provide notice to each holder of Notes within five (5) days of such Subsidiary entering into a joinder agreement that such joinder agreement is being delivered and will also refer to this Section 9.6 and the rights of the holders to receive an opinion with respect to such joinder agreement and will give the holders at least 10 Business Days to request such opinion; and, if requested by the Required Holders, deliver to the holders of the Notes legal opinions relating to such documentation, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Required Holders.

     Section 9.7. Unrestricted Subsidiaries; Maintenance of Separate Corporate Identity.

          (a) Acquisition or Formation of Unrestricted Subsidiaries. The Company will deliver to each holder of Notes a notice as to the organization or acquisition of each Unrestricted Subsidiary promptly following such organization or acquisition together with a certificate of a Responsible Officer of the Company certifying that attached thereto are true copies of
     (i) the resolutions duly adopted by the Board of Directors of the Company designating such Subsidiary as an Unrestricted Subsidiary and (ii) all agreements, instruments and other documents relating to the organization or acquisition of such Unrestricted Subsidiary.

          (b) Transactions with Unrestricted Subsidiaries. The Company will cause the management, business and affairs of each of the Company and its Subsidiaries to be conducted in such a manner so that each of the Company and its Subsidiaries will be perceived and treated as a legal entity separate and distinct from each other.

SECTION 10.          NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or any Restricted Subsidiary), except (i) the Management Agreement and the Representation Agreement and (ii) pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate ("Fair and Reasonable Terms"), provided, that the determination of a majority of the disinterested members of the Board of Directors of the Company that a transaction or series of transactions are reasonably required and upon Fair and Reasonable Terms shall be conclusive to such matters.

     Section 10.2. Merger, Consolidation, Etc. The Company shall not, nor will it permit any Subsidiary Guarantor to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or such Subsidiary Guarantor as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company or a Subsidiary Guarantor, as the case may be, is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes or the Subsidiary Guaranty, as the case may be; and

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes or the Subsidiary Guaranty, as the case may be.

     Section 10.3. Maintenance of Total Debt Ratio. The Company will not, at any time, permit the Total Debt Ratio to be greater than 4.00:1.

     Section 10.4. Maintenance of Total Interest Coverage Ratio. The Company will not, at any time, permit the Total Interest Coverage Ratio to be less than 2.00:1.

     Section 10.5. Limitation on Liens. The Company will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, provided that, if contested, adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Restricted Subsidiaries other than Domestic Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b) Liens imposed by law, such as landlords', carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Company or any of its Restricted
     Subsidiaries with respect to which the Company or such Restricted Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review in good faith and by proper proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e)   easements,   rights-of-way,   restrictions   and  other  similar
     encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business taken as a whole of the Company or such Restricted Subsidiary;

          (f) Liens securing Debt of the Company and its Restricted Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt,
     (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired plus any financing or refinancing costs;

          (g) Liens in existence on the date hereof listed on Schedule 5.15 and Liens securing any refinancings, refundings, renewals or extensions of Debt secured by such Liens outstanding on the date hereof, provided that no such Lien is spread to cover any additional property after the date of Closing and that the amount of Debt secured thereby is not increased (by an amount greater than costs associated with any such refinancing, refunding, renewals or extensions);

          (h) Liens on assets acquired by a Restricted Subsidiary after the date hereof or on the property or assets of a Person which becomes a Restricted Subsidiary after the date hereof, respectively, provided that (i) such Liens exist at the time such assets are acquired or at the time such Person becomes a Restricted Subsidiary, as the case may be, and are not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Restricted Subsidiary or such assets are acquired, and (iii) the amount of Debt secured thereby is not increased;

          (i) Liens on the capital stock of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries;

          (j) Liens (not otherwise permitted hereunder) so long as the greater of (i) the aggregate outstanding principal amount of the obligations secured thereby and (ii) the aggregate fair market value of the assets subject thereto does not exceed $25,000,000 at any one time; and

          (k) Liens in favor of the Administrative Agent and the Banks securing the Company's obligations under the Credit Agreement provided, the Company makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with such Liens, such security to be pursuant to an agreement satisfactory to the Required Holders.

     Section 10.6. Limitation on Modifications of the Management Agreement. The Company will not amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Management Agreement (in any manner that could have a material adverse effect on the holders of the Notes, provided that the Company shall inform the holders of the Notes of any material amendment, modification or change to the Management Agreement within 30 days after the Company agrees to such amendment, modification or change).

SECTION 11.          EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.5; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
     Section 11); or

          (e) a default shall occur in the observance or performance of any covenant or agreement contained in the Subsidiary Guaranty by a Subsidiary Guarantor and such default shall continue beyond the period of grace, if any, allowed with respect thereto or the Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable against a Subsidiary Guarantor or such Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Subsidiary Guaranty; or

          (f) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement or in the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (g) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (h) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (j) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.          REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

     Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration,  have been cured or have been waived  pursuant to  Section 17,  and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. (a) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been last paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as the Purchasers have made pursuant to Section 6.2, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA. Notwithstanding the foregoing, no holder of a Note shall transfer such Note or any portion thereof if such transfer would be to a Competitor.

     (b) Notwithstanding the foregoing, unless a Default or Event of Default shall have occurred and be continuing, no holder of any Note shall sell, transfer or assign such Note to any Person other than the Company or any Affiliate of any such holder until such holder shall have first offered in writing to sell such Note to the Company for a purchase price or a spread over treasuries equal to the price or spread over treasuries, as the case may be for which such holder shall have received a bona fide commitment from such other Person to purchase such Note (it being understood that nothing herein contained shall be deemed to require any holder of a Note to obtain any such commitment prior to making such offer or consummating any sale of such Note to the Company pursuant thereto). For a period of seven days following its receipt of such offer, the Company shall have the exclusive option to purchase all, but not less than all, of the Note or Notes to which such offer relates. In order to exercise such option the Company shall consummate the purchase of such Note pursuant to the terms of such offer within such seven-day period. In the event the Company chooses not to exercise its option within such seven-day period it will notify the holder of such Note that it does not intend to exercise such option and may provide a price or spread over treasuries at which it would exercise such option to purchase (the "Alternate Price Notice"). If the original offer from the holder was at a price, the Alternate Price Notice shall include a price, and if the original offer from such holder was at a spread over treasuries, the Alternate Price Notice shall include a spread over treasuries. The price or spread over treasuries offered by the Company in the Alternate Price Notice shall be effective for a period of at least seven days following the receipt of such Alternate Price Notice. In the event the Company (i) fails to exercise its option and (ii)"fails to provide an Alternate Price Notice within such seven-day period, such holder shall be free to sell such Notes for a period of 90 days to any other Person on any terms and price or spread over treasuries, as the case may be, as such holder shall determine in its sole discretion. In the event the Company provides an Alternate Price Notice, the holder of the Note to which such offer relates shall be free to sell, transfer or assign such Note for a period of 90 days on terms not materially different and at a price higher, or spread over treasuries lower, as the case may be, than those offered to such holder by the Company, to any other Person.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have last been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.          PAYMENTS ON NOTES.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as any Purchaser or any Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15.          EXPENSES, ETC.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel, and, if reasonably required, local or other counsel in each case, acting on behalf of all or substantially all of the holders of the Notes) incurred by the Purchasers and the holder of Notes in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees of financial advisors acting on behalf of all or substantially all of the holders of the Notes, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers).

     Section 15.2.   Survival.   The  obligations  of  the  Company  under  this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                     ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of the holder of all of the holders of Notes at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.

     Section 17.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any series nor any delay in exercising any rights hereunder or under any Note of any series shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.          NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer and Executive Vice President and General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given (i) if sent by facsimile, on the date sent, (ii) if by registered or certified mail, on the third Business Day following the date such mail is posted and (iii) if by recognized overnight delivery service, on the next day following the day such notice is deposited with such service.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through (1) disclosure by the Company or any Subsidiary or (2) disclosure by any other Person which disclosure such Purchaser knows is in violation of a confidentiality obligation to the Company or
(d) constitutes   financial   statements   delivered  to  such  Purchaser  under
Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes),
(ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, provided, however, in the case of any subpoena or other legal process to which such Purchaser is not a party, such Purchaser will not disclose any Confidential Information to the extent that
(A) prior to the date on which such Purchaser is required to disclose such Confidential Information the Company has obtained and delivered a final non-appealable order of protection with respect to such Confidential Information and (B) compliance with such order of protection would not cause such Purchaser to be in violation of such subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20. In connection with clause (i) above, each Purchaser agrees to be responsible for any breach of this Section 20 by such Purchaser's directors, officers, employees, agents, attorneys and affiliates.

SECTION 21.          SUBSTITUTION OF PURCHASER.

     Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.          MISCELLANEOUS.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

     The execution hereof by each Purchaser shall constitute a contract among the Company and such Purchaser for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                                  Very truly yours,

                                                  WESTWOOD ONE, INC.



                                                  By____________________________
                                                    Name:
                                                    Title:


Accepted as of the date first written above.

[ADD PURCHASER SIGNATURE BLOCKS]

                                   Schedule A
                          (to Note Purchase Agreement)
                       Information Relating to Purchasers


                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                         NOTES TO BE PURCHASED


ReliaStar Life Insurance Company                  Series A           $0
c/o ING Investment Management LLC                 Series B           $21,000,000
100 Washington Avenue South, Suite 1635
Minneapolis, Minnesota  55401-2121
Attention:  Chris Patton
Phone Number:  (612) 342-7576
Fax Number:  (612) 342-3561

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         BK OF NYC
         IOC 566 - INST'L CUSTODY
         ABA #021000018
         Reference:  ReliaStar Life Insurance Company
         Account #187035
         PPN 961815 A@ 6

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

         ING Investment Management LLC
         5780 Powers Ferry Road NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Securities Accounting
         Fax Number:  (770) 690-5057

All other notices and communications to be addressed as first provided above with a copy to:

         ING Investment Management LLC
         5780 Powers Ferry Road NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Private Placements
         Fax Number:  (770) 690-5057

                                   SCHEDULE A
                          (to Note Purchase Agreement)

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0451140

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

Southland Life Insurance Company                  Series A           $0
c/o ING Investment Management LLC                 Series B           $10,000,000
100 Washington Avenue South, Suite 1635
Minneapolis, Minnesota  55401-2121
Attention:  Chris Patton
Phone:  (612) 342-7576
Fax:    (612) 372-3561

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         The Bank of New York
         ABA #021000018
         BNF:  IOC566
         Attention:  P&I Department
         Ref:  Southland Life Insurance Company
         PPN 961815 A@ 6

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Securities Accounting
         Fax:  (770) 690-5057

         with a copy to:

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Private Placements
         Facsimile:  (770) 690-5057

All other notices and communications to be addressed as first provided above, with a copy to:

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Private Placements
         Fax:  (770) 690-5057

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  75-0572420

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

ING Life Insurance and Annuity Company            Series A            $0
c/o ING Investment Management LLC                 Series B            $5,000,000
100 Washington Avenue South, Suite 1635
Minneapolis, Minnesota  55401-2121
Attention:  Chris Patton
Phone Number:  (612) 342-7576
Fax Number:  (612) 342-3561

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         The Bank of New York
         ABA #021000018
         BNF:  IOC 566
         Reference:  ING Life Insurance and Annuity Company
         Account #216101
         PPN 961815 A@ 6

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

         ING Investment Management LLC
         5780 Powers Ferry Road NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Securities Accounting
         Fax Number:  (770) 690-5057

All other notices and communications to be addressed as first provided above with a copy to:

         ING Investment Management LLC
         5780 Powers Ferry Road NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Private Placements
         Fax Number:  (770) 690-5057

Name of Nominee in which Notes are to be issued:  None
                                      A-5

Taxpayer I.D. Number:  71-0294708

                                                  Principal Amount and Series of
  Name and Address of Purchaser                        Notes to be Purchased

New York Life Insurance Company                   Series A           $3,500,000
c/o New York Life Investment Management LLC       Series B           $13,500,000
51 Madison Avenue
New York, New York  10010
Attention: Securities Investment Group, Private Finance, 2nd Floor Telefacsimile Number: (212) 447-4122


Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

         Chase Manhattan Bank
         New York, New York  10019
         ABA #021-000-021
         Credit:  New York Life Insurance Company
         General Account Number 008-9-00687

         With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

         New York Life Insurance Company
         c/o New York Investment Management LLC
         51 Madison Avenue
         New York, New York  10010-1603
         Attention:        Financial Management and Operations Group
                           Securities Operations, 2nd Floor
         Fax Number:  (212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212) 576-8340

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5582869

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

New York Life Insurance and Annuity               Series A           $4,500,000
  Corporation                                     Series B           $13,500,000

c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York  10010
Attention: Securities Investment Group, Private Finance, 2nd Floor Telefacsimile Number: (212) 447-4122

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

         Chase Manhattan Bank
         New York, New York  10019
         ABA #021-000-021
         Credit:  New York Life Insurance and Annuity Corporation
         General Account Number 323-8-47382

          With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

         New York Life Insurance and Annuity  Corporation
         c/o New  York  Investment  Management  LLC
         51  Madison  Avenue
         New  York,  New York 10010-1603
         Attention:  Financial  Management  and Operations  Group
                     Securities Operations, 2nd Floor
         Fax Number: (212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212) 576-8340

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3044743

                                                  PRINCIPAL AMOUNT AND SERIES OF
   NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

New York Life Insurance and Annuity               Series A              $0
  Corporation                                     Series B              $500,000
Institutionally Owned Life Insurance
  Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York  10010-1603
Attention: Securities Investment Group, Private Finance, 2nd Floor Telefacsimile Number: (212) 447-4122

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

         Chase Manhattan Bank
         New York, New York  10019
         ABA #021-000-021
         Credit:  NYLIAC SEPARATE BOLI 3 BROAD FIXED
         General Account No.  323-8 -39002

          With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

         New York Life Insurance and Annuity Corporation
         Institutionally Owned Life Insurance Separate Account
         c/o New York Life Investment Management LLC
         51 Madison Avenue
         New York, New York  10010-1603
         Attention:   Financial Management and Operations Group
                      Securities Operations, 2nd Floor
         Fax Number:  (212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212) 576-8340

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3044743

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                         NOTES TO BE PURCHASED

Allstate Life Insurance Company                   Series A            $6,000,000
3075 Sanders Road, STE G5D                        Series A            $6,000,000
Northbrook, Illinois  60062-7127                  Series B            $6,500,000
Attention:  Private Placements Department         Series B            $5,000,000
Telephone Number:  (847) 402-7117                 Series B            $5,000,000
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the exact format as follows:

         BBK =        Harris Trust and Savings Bank
                      ABA #071000288
         BNF =        Allstate Life Insurance Company
                      Collection Account #168-117-0
         ORG =        Westwood One, Inc.
         OBI = DPP - (Enter Private  Placement  Number,  if available)
                      Payment Due Date (MM/DD/YY) - P ______ (Enter "P" and the amount of principal being emitted, for example, P5000000.00) - I ______ (Enter "I" and the amount of nterest being remitted, for example, I225000.00)
Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

         Allstate Insurance Company
         Investment Operations-Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, Illinois  60062-7127
         Telephone:        (847) 402-6672 Private Placements
         Telecopy:         (847) 326-7032

All  financial   reports,   compliance   certificates   and  all  other  written
communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642

                                                  PRINCIPAL AMOUNT AND SERIES OF
   NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

Transamerica Life Insurance Company               Series A            $0
c/o AEGON USA Investment Management, LLC          Series B            $20,000,00
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa  52499-5335
Attention:  Director of Private Placements
Phone:  (319) 369-2432
Fax Number:  (319) 369-2666

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

         Citibank, N.A.
         111 Wall Street
         New York, New York  10043
         ABA #021000089
         DDA #36218394
         Custody Account No. 847659
         FC Transamerica Life Insurance Company

Additional Required Information: Identify source and application of funds. Include the following: Security/Issuer Description, CUSIP (if available), principal and interest.

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         AEGON USA Investment Management, LLC
         Attention: Custody Operations-Privates
         4333 Edgewood Road N.E.
         Cedar Rapids, Iowa  52499-7013

All other notices and communications (including financial statement/reporting and all closing documents), to be addressed as first provided above and to:

         AEGON USA Investment Management, LLC
         Attention:  Lizz Taylor - Private Placements
         400 West Market Street
         Louisville, Kentucky  40202
         Phone:  502-560-2639
         Fax:  (502) 560-2030

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  39-0989781

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                         NOTES TO BE PURCHASED

Monumental Life Insurance Company                 Series A           $0
c/o AEGON USA Investment Management, Inc.         Series B           $2,000,000
4333 Edgewood Road N.E.
Cedar Rapids, Iowa  52499-5335
Attention:  Director of Private Placements
Phone:  (319) 369-2432
Fax Number:  (319) 369-2666

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

         Citibank, N.A.
         111 Wall Street
         New York, New York  10043
         ABA #021000089
         DDA #36218394
         Custody Account Number 847785
         FC Monumental Life Insurance Company

Additional required information: Identify source and application of funds. Include the following: Security/Issuer Description, CUSIP (if available), principal and interest.

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         AEGON USA Investment Management, LLC
         Attention: Custody Operations-Privates
         4333 Edgewood Road N.E.
         Cedar Rapids, Iowa  52499-7013

All  other  notices  and  communications   (including  financial  statement  and
reporting), to be addressed as first provided above, with copies to:

         AEGON USA Investment Management, LLC
         Attention:  Lizz Taylor - Private Placements
         400 West Market Street
         Louisville, Kentucky  40202
         Phone:  502-560-2639
         Fax:  (502) 560-2030

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  52-0419790

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                         NOTES TO BE PURCHASED

Massachusetts Mutual Life Insurance               Series A            $4,300,000
  Company                                         Series B            $3,050,000
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 4.64% Senior Guaranteed Senior Notes, Series A, due November 30, 2009 PPN 961815 A* 8 and/or 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, as the case may be, principal, premium or interest") to:

         Citibank N.A.
         New York, NY
         ABA #021000089
         For MassMutual Pension Management
         Account Number 30510538
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1803 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

Massachusetts Mutual Life Insurance               Series A            $2,600,000
  Company                                         Series B            $1,350,000
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 4.64% Senior Guaranteed Senior Notes, Series A, due November 30, 2009 PPN 961815 A* 8 and/or 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, as the case may be, principal, premium or interest") to:

         Citibank N.A.
         New York, NY
         ABA #021000089
         For MassMutual Long-Term Pool
         Account Number 30510669
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1803 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

Massachusetts Mutual Life Insurance               Series A            $2,200,000
  Company                                         Series B            $1,100,000
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 4.64% Senior Guaranteed Senior Notes, Series A, due November 30, 2009 PPN 961815 A* 8 and/or 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, as the case may be, principal, premium or interest") to:

         Citibank N.A.
         New York, NY
         ABA #021000089
         For MassMutual Spot Priced Contract
         Account Number 30510597
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1803 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                  PRINCIPAL AMOUNT AND SERIES OF
    NAME AND ADDRESS OF PURCHASER                      NOTES TO BE PURCHASED

Massachusetts Mutual Life Insurance               Series A            $500,000
  Company                                         Series B            $1,500,000
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 4.64% Senior Guaranteed Senior Notes, Series A, due November 30, 2009 PPN 961815 A* 8 and/or 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, as the case may be, principal, premium or interest") to:

         Citibank N.A.
         New York, NY
         ABA #021000089
         For MassMutual Structured Settlement Fund
         Account Number 30510634
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1803 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                  PRINCIPAL AMOUNT AND SERIES OF
   NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

C.M. Life Insurance Company                       Series A            $1,900,000
c/o Massachusetts Mutual Life Insurance Company   Series B            $750,000
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 4.64% Senior Guaranteed Senior Notes, Series A, due November 30, 2009 PPN 961815 A* 8 and/or 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, as the case may be, principal, premium or interest") to:

         Citibank, N.A.
         New York, NY  10043
         ABA #021000089
         For CM Life Segment 43 - Universal Life
         Account Number 30510546
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1803 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed: Suite 800, Attention:
Securities Custody and Collection Department, S431.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

MassMutual Asia Limited                           Series A             $500,000
c/o David L. Babson & Company Inc.                Series B             $250,000
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 4.64% Senior Guaranteed Senior Notes, Series A, due November 30, 2009 PPN 961815 A* 8 and/or 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, as the case may be, principal, premium or interest") to:

         Gerlach & Co.
         c/o Citibank, N.A.
         ABA #021000089
         Concentration Account 36112805
         Attn: Judy Rock
         Re:  MassMutual Asia
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1803 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department, S431.

Name of Nominee in which Notes are to be issued:  Gerlach & Co.

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

Nationwide Life Insurance Company                 Series A            $0
One Nationwide Plaza (1-33-07)                    Series B            $4,500,000

Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Facsimile:  (614) 249-4553

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@6, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attention:  P&I Department
         PPN # 961815 A@ 6
         Security Description:  Westwood One, Inc., 5.26% Senior Guaranteed
                                Notes, Series B, due November 30, 2012

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

Nationwide Mutual Insurance Company               Series A            $0
One Nationwide Plaza (1-33-07)                    Series B            $4,000,000
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Mutual Insurance Company
         Attention:  P&I Department
         PPN # 961815 A@ 6
         Security Description:  Westwood One, Inc., 5.26% Senior Guaranteed
                                Notes, Series B, due November 30, 2012

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Mutual Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Mutual Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4177100

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

Nationwide Life and Annuity Insurance Company     Series A            $0
One Nationwide Plaza (1-33-07)                    Series B            $4,000,000
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life and Annuity Insurance Company
         Attention:  P&I Department
         PPN # 961815 A@ 6
         Security Description:  Westwood One, Inc., 5.26% Senior Guaranteed
                                Notes, Series B, due November 30, 2012

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life and Annuity Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life and Annuity Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1000740

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

Nationwide Life Insurance Company of America      Series A            $0
One Nationwide Plaza (1-33-07)                    Series B            $3,000,000
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company of America
         Attention:  P&I Department
         PPN # 961815 A@ 6
         Security Description:  Westwood One, Inc., 5.26% Senior Guaranteed
                                Notes, Series B, due November 30, 2012

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company of America
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life Insurance Company of America
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  23-0990450

                                                 PRINCIPAL  AMOUNT AND SERIES OF
NAME AND ADDRESS OF  PURCHASER                         NOTES TO BE PURCHASED

Scottsdale Insurance Company                     Series A             $0
One Nationwide Plaza (1-33-07)                   Series B             $1,000,000
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Scottsdale Insurance Company
         Attention:  P&I Department
         PPN # 961815 A@ 6
         Security Description:  Westwood One, Inc., 5.26% Senior Guaranteed
                                Notes, Series B, due November 30, 2012

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Scottsdale Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Scottsdale Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1024978

                                                  PRINCIPAL AMOUNT AND SERIES OF
    NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

Hartford Fire Insurance Company                   Series A           $0
c/o Investment Department - Private Placements    Series B           $16,500,000
P. O. Box 1744
Hartford, Connecticut  06144-1744
Facsimile:  (860) 297-8884

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         Chase Manhattan Bank
         4 New York Plaza
         New York, New York  10004
         ABA #021000021
         Chase NYC/Cust
         A/C #900-9-000200 for F/C/T G 06245-FIR

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, to be addressed:

         Hartford Investment Management Company
         c/o Portfolio Support
         P. O. Box 1744
         Hartford, Connecticut  06144-1744
         Telefacsimile:  (860) 297-8875/8876

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-0383750

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

Connecticut General Life Insurance Company        Series A           $13,000,000
c/o Cigna Retirement & Investment Services        Series A            $3,000,000
280 Trumbull Street                               Series B            $3,000,000
Hartford, Connecticut  06103                      Series B            $1,000,000
Attention: Private and Alternative                Series B            $1,000,000
           Investments, H16B
Fax:  860-534-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

         J. P. Morgan Chase Bank
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021
         OBI=[name of company; description of security; interest rate; maturity date; PPN; due date] and application (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:

         CIG & Co.
         c/o Cigna Investments, Inc.
         Attention:  Securities Processing, H05P
         280 Trumbull Street
         Hartford, Connecticut  06103

         CIG & Co.
         c/o Cigna Retirement & Investment Services
         Attention:  Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut  06103
         Fax:  860-534-7203
         with a copy to:

         J. P. Morgan Chase Bank
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York  10081
         Attention: Cigna Private Placements
         Fax:  212-552-3107/1005

Address for All Other Notices:

         CIG & Co.
         c/o Cigna Retirement & Investment Services
         Attention:  Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut  06103
         Fax:  860-534-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

Acacia National Life Insurance Company            Series A            $0
5900 "O" Street                                   Series B            $2,000,000

Lincoln, Nebraska  68510-2234

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 5.26% Senior Guaranteed Notes, Series B due November 30, 2012 PPN 961815 A@ 6, principal, premium or interest") to:

         Bankers Trust New York
         ABA # 021-001-033
         For Credit to:  Account #99911145
         Reference:  Acacia National Life Insurance Company #093596;
         CUSIP; Name of Issue with sufficient information to identify the source and application of such funds.

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to be addressed:

         Acacia National Life Insurance Company
         Ameritas Investment Advisors Inc.
         390 North Cotner Blvd.
         Lincoln, NE  68505
         Fax Number:  (402) 467-6970

All other notices and communications to be addressed to:

         Acacia National Life Insurance Company
         Ameritas Investment Advisors Inc.
         390 North Cotner Blvd.
         Lincoln, NE  68505

Name of Nominee in which Notes are to be issued:  Salkeld & Co.

Taxpayer I.D. Number:  52-1009067

                                                  PRINCIPAL AMOUNT AND SERIES OF
  NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED

Ameritas Variable Life Insurance Company          Series A            $2,000,000
5900 "O" Street                                   Series B            $0
Lincoln, Nebraska  68510-2234

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westwood One, Inc., 4.64% Senior Guaranteed Senior Notes, Series A, due November 30, 2009 PPN 961815 A* 8, principal, premium or interest") to:

         Bankers Trust New York
         ABA # 021-001-033
         Attention:  Private Placement Processing
         Acct #99-911-145
         FFC:  Ameritas Variable Life Insurance Company
         Act #: 097223
         Re: Description of Note, Principal & Interest Breakdown with sufficient information to identify the source and application of such funds.

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to be addressed:

         Ameritas Variable Life Insurance Company
         c/o Ameritas Life Insurance Corp
         5900 "" Street
         Lincoln, NE  68510-2234
         Fax Number:  (402) 467-6970
         Attn: James Mikus

All other notices and communications to be addressed to:

         Ameritas Variable Life Insurance Company
         c/o Ameritas Life Insurance Corp
         5900 "O" Street
         Lincoln, NE  68510-2234
         Attn: James Mikus

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0657746

                                  Defined Terms

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Administrative Agent" means the "Administrative Agent" as defined in the Credit Agreement, and shall also include any Administrative Agent under any financing that refinances, replaces, restates or otherwise modifies such Credit Agreement.

     "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Annualized Consolidated Corporate Overhead" means, for any period, corporate general and administrative expenses of the Company and its Restricted Subsidiaries for such period as shown on the consolidated financial statements of the Company and its Restricted Subsidiaries for such period delivered to the holders of Notes pursuant to Section 7.1(a) or 7.1(b); provided there shall be excluded from "Annualized Consolidated Corporate Overhead" (a) all non-cash charges and (b) all corporate general and administrative expenses of the Company incurred on behalf of, or otherwise attributable to, Unrestricted Subsidiaries or in connection with management and other services and activities performed by the Company for Unrestricted Subsidiaries.

     "Annualized Consolidated Operating Cash Flow" means, for any period, the aggregate amount (determined on a consolidated basis without duplication in accordance with GAAP), for the Company and its Restricted Subsidiaries, of
(a) the sum of (i) net revenues of the Company and its Restricted Subsidiaries for such period (calculated before taxes and excluding (A) any net gain or loss arising from the sale of capital assets during such period; (B) any gain arising from any write-up of assets during such period; (C) net earnings for such period of any Person in which the Company or any of its Restricted Subsidiaries has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions (other than cash distributions received by the Company from an Unrestricted


                                   Schedule B
                          (to Note Purchase Agreement)

Subsidiary); (D) any portion of the net earnings of any Restricted Subsidiary of the Company or any of its Restricted Subsidiaries for such period which for any reason is unavailable for payment of dividends to the Company or any other such Restricted Subsidiary; (E) any gain realized during such period arising from the acquisition of any securities of the Company or any of its Restricted Subsidiaries; (F) any "extraordinary," "unusual" or "non-recurring" earnings or "extraordinary," "unusual" or "non-recurring" losses for such period as such terms are interpreted under GAAP; and (G) any interest income of the Company and its Restricted Subsidiaries realized during such period) minus (ii) operating expenses of the Company and its Restricted Subsidiaries for such period (excluding depreciation, amortization, interest expense and other non-cash charges accrued, and income taxes paid or accrued (other than any such taxes attributable to the revenues of Unrestricted Subsidiaries for which the Company has not been or is not entitled to be reimbursed, or in respect of which the Company has not received or is not entitled to receive a credit, pursuant to the terms of any tax allocation agreement), for such period by the Company and its Restricted Subsidiaries) minus (b) Annualized Consolidated Corporate Overhead for such period; provided that for purposes of calculating Annualized Consolidated Operating Cash Flow when such term is used in determining the Total Debt Ratio, if the Company or any of its Restricted Subsidiaries shall have acquired or disposed of one or more businesses (or any part thereof) during such period, Annualized Consolidated Operating Cash Flow for such period shall be computed as if (in the case of an acquisition) such business (or part thereof) had been owned by the Company or such Restricted Subsidiary for the whole of such period or (in the case of a disposition) such business (or part thereof) had been disposed of prior to the first day of such period.

     "Banks" means the "Lenders" as defined in the Credit Agreement, and shall also include any lenders under any financing that refinances, replaces, restates or otherwise modifies such Credit Agreement.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Closing" and "Closings" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Westwood One, Inc., a Delaware corporation.

     "Competitor" means each of the corporations on Schedule B-1 hereto as supplemented from time to time by the Company pursuant to written notice to each holder of the Notes, provided that in no event shall any Institutional Investor within the meaning of clauses (a) and (c) of such term be deemed to be a Competitor for purposes of this Agreement.

     "Confidential Information" is defined in Section 20.

     "Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of November 17, 2000 among Westwood One, Inc., the Lenders party thereto, Fleet National Bank, the Bank of Montreal and Bank of America, N.A., as co-agents for such lenders and the Chase Manhattan Bank, as administrative agent for such Lenders, all as amended or refinanced from time to time.

     "Debt" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest for the Notes of each series that is the greater of (i) 2.00% per annum above the interest rate for the Notes of such series stated or (ii) 2.00% over the rate of interest publicly announced by JP Morgan Chase Bank in New York, New York as its "base" or "prime" rate.

     "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any  jurisdiction  in which the  Company  or any  Subsidiary
          conducts  all  or  any  part  of  its   business,   or  which  asserts
          jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Debt or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

          (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.


In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided, however, if such Guaranty is limited by its terms to a lesser amount, the amount of such Guaranty shall be limited to such lesser amount.

     "holder"  means,  with  respect to any Note,  the Person in whose name such
Note is  registered  in the  register  maintained  by the  Company  pursuant  to
Section 13.1.

     "Institutional  Investor"  means  (a) any  original  purchaser  of a  Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.6.

     "Management Agreement" means the Management Agreement dated as of March 30, 1999 by and between Westwood One, Inc. and Infinity Broadcasting Corporation as amended pursuant to that certain Amendment Agreement dated April 15, 2002, as the same shall be further modified and supplemented and in effect from time to time.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Notes" is defined in Section 1.

     "Officer's Certificate means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual,  partnership,  corporation,  business  trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
Governmental Authority or other entity of whatever nature.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Representation Agreement" means that certain Amended and Restated Representation Agreement dated as of March 30, 1999 by and between the Company and Infinity Broadcasting Corporation, as amended pursuant to that certain Amendment Agreement dated April 15, 2002, as the same shall be further modified and supplemented and in effect from time to time.

     "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer, Senior Vice President of Finance and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Subsidiary" means each Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, Senior Vice President of Finance, treasurer or comptroller of the Company.

     "Series A Notes" is defined in Section 1.

     "Series B Notes" is defined in Section 1.

     "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company and, in any event, shall include all Subsidiary Guarantors.

     "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Subsidiary Guarantor" means Westwood One Radio, Inc., a California corporation, Westwood One Radio Networks, Inc., a Delaware corporation, Westwood National Radio Corporation, a Delaware corporation, Westwood One Stations-NYC, Inc., a Delaware corporation, Westwood One Properties, Inc., a Delaware corporation, Smartroute Systems, Inc., a Delaware corporation, Metro Networks, Inc., a Delaware corporation, Metro Networks Communications, Inc, a Maryland corporation, Metro Networks Services, Inc., a Delaware corporation, Metro Networks Communications, Limited Partnership, and each other Person that subsequent to the date of this Agreement becomes a party to the Subsidiary Guaranty in accordance with Section 9.6 of this Agreement.

     "Subsidiary   Guaranty"  shall  have  the  meaning   assigned   thereto  in
Section 2.2 hereof.

     "Total Debt" means the sum of, without duplication, (a) all Debt (other than Debt in respect of the undrawn amount of any letters of credit) of the Company and its Restricted Subsidiaries, determined on a consolidated basis and
(b) to the extent not included in (a) above, all Debt (other than Debt in respect of the undrawn amount of any letters of credit) of others for which a Guaranty has been given by the Company or any Restricted Subsidiary.

     "Total Debt Ratio" means, as of any date of determination thereof, the ratio of (a) Total Debt outstanding as of such date to (b) Annualized Consolidated Operating Cash Flow for the period of the four fiscal quarters of the Company ended on, or most recently ended prior to, such date for which financial statements have been, or are required to have been, provided to the holders of Notes pursuant to Section 7.1.

     "Total Interest" means, for any period, all interest, whether paid in cash or accrued as a liability, on all Debt (including imputed interest on Capital Leases) of the Company and its Restricted Subsidiaries, determined on a consolidated basis, during such period.

     "Total Interest Coverage Ratio" means, as of any date of determination thereof, the ratio of (a) Annualized Consolidated Operating Cash Flow for the period of four fiscal quarters of the Company ended on, or most recently ended prior to, such date to (b) Total Interest for such period.

     "Unrestricted Subsidiary" means any Subsidiary of the Company which has been organized or acquired after the date hereof and designated by the Board of Directors of the Company as an "Unrestricted Subsidiary" in accordance with the provisions of Section 7.4.

              ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES



SUBSIDIARY                                                             % OF EQUITY INTEREST HELD BY THE
                                                    JURISDICTION OF         HELD BY THE COMPANY AND
                                                     ORGANIZATION          EACH OTHER SUBSIDIARY, IF
                                                                                   APPLICABLE

Westwood One Radio, Inc.*                              California         100% by Westwood One, Inc.

Westwood One Radio Networks, Inc.*                     Delaware           100% by Westwood One, Inc.

Westwood National Radio Corporation*                   Delaware           100% by Westwood One, Inc.

Westwood One Stations-NYC, Inc.*                       Delaware           100% by Westwood One, Inc.

Westwood One Properties, Inc.*                         Delaware           100% by Westwood One, Inc.

Smartroute Systems, Inc.*                              Delaware           100% by Westwood One, Inc.

Metro Networks, Inc.*                                  Delaware           100% by Westwood One, Inc.

Metro Networks Communications, Inc.*                   Maryland           100% by Metro Networks, Inc.

Metro Networks Services, Inc.*                         Delaware           100% by Metro Networks

Metro Networks Communications,* Limited Partnership    Delaware           1% by General Partner Metro
                                                                          Networks Communications, Inc.
                                                                          99% by Limited Partner Metro
                                                                          Networks Services, Inc.


*     Denotes Restricted Subsidiary

                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

            FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES



Westwood One Annual Report on Form 10K for the Fiscal Year ended December 31, 2001.

Westwood One Quarterly Report on Form 10Q for the Fiscal Quarter ended June 30, 2002.


                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                   LITIGATION

                              None to be disclosed


                                  SCHEDULE 5.8
                          (to Note Purchase Agreement)

                             LICENSES, PERMITS, ETC.

                              None to be disclosed

                                 SCHEDULE 5.11
                          (to Note Purchase Agreement)

                 Existing Debt and Liens as OF OCTOBER 30, 2002


As of October 30, 2002, for Westwood One, Inc., Total Debt was $210 million comprised of $35 million term loan and $175 million revolver.

Westwood National Radio Corporation Capital Lease obligation as of October 30, 2002 was $6,438,686.



                                 SCHEDULE 5.15
                          (to Note Purchase Agreement)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE REGISTRATION UNDER SAID ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR IF SAID ACT DOES NOT APPLY.

                             [Form of Series A Note]

                               Westwood One, Inc.


               4.64% Senior Note, Series A, due November 30, 2009

No.  AR-__                                                                [Date]
$[__________]                                                    PPN [_________]

     For Value Received, the undersigned, Westwood One, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________], or registered assigns, the principal sum of [______________] Dollars on November 30, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 4.64% per annum from the date hereof, payable semiannually, on the thirtieth day of each May and November in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement).

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Guaranteed Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of December 3, 2002 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                                  EXHIBIT 1(a)
                          (to Note Purchase Agreement)

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     Pursuant to the Subsidiary Guaranty dated as of December 3, 2002, certain subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount if any, and interest on this Note and the performance by the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                  Westwood One, Inc.



                                                  By____________________________
                                                    Name:
                                                    Title:

                                    E-1(a)-2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE REGISTRATION UNDER SAID ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR IF SAID ACT DOES NOT APPLY.

                             [Form of Series B Note]

                               Westwood One, Inc.


               5.26% Senior Note, Series B, due November 30, 2012

No.  BR-__                                                                [Date]
$[__________]                                                    PPN [_________]

     For Value Received, the undersigned, Westwood One, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________], or registered assigns, the principal sum of [______________] Dollars on November 30, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 5.26% per annum from the date hereof, payable semiannually, on the thirtieth day of each May and November in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement).

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Guaranteed Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of December 3, 2002 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.


                                  EXHIBIT 1(b)
                          (to Note Purchase Agreement)

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     Pursuant to the Subsidiary Guaranty dated as of December 3, 2002, certain subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount if any, and interest on this Note and the performance by the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                    Westwood One, Inc.



                                                    By__________________________
                                                      Name:
                                                      Title:


                                    E-1(b)2

                    Description of Opinion of Special Counsel
                                 to the Company

                                December 3, 2002



To the Purchasers listed on
Schedule A attached hereto

              Re: Westwood One, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Westwood One, Inc. (the "Company") and Westwood One Radio, Inc., Westwood One Radio Networks, Inc., Westwood National Radio Corporation, Westwood One Stations-NYC, Inc., Westwood One Properties, Inc., Smartroute Systems, Inc., Metro Networks, Inc., Metro Networks Communications, Inc., Metro Networks Services, Inc. and Metro Networks Communications, Limited Partnership (each a guarantor and collectively, the "Subsidiary Guarantors") in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Note Purchase Agreement, dated as of December 3, 2002 by and between the Company and the Purchasers named therein (the "Agreement"). Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Subsidiary Guarantors and upon the representations and warranties of the Company and the Subsidiary Guarantors contained in the Agreement. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement.


                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. Each of the Company and the Subsidiary Guarantors organized under the laws of California and Delaware is a corporation or in the case of Metro Networks Communications, Limited Partnership a limited partnership, validly existing and in good standing under the laws of its jurisdiction of organization.

     2. The Company has all requisite corporate power and authority to execute and deliver the Agreement and the Notes and to perform its obligations thereunder. The execution, delivery and performance of the Agreement and the Notes by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable. The Notes have been duly and validly executed and delivered by the Company and (assuming payment therefor by the other parties thereto) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

     3. Each of the Subsidiary Guarantors organized under the laws of California and Delaware has all requisite corporate or partnership power and authority to execute and deliver the Subsidiary Guaranty and to perform its obligations thereunder. The execution, delivery and performance of the Subsidiary Guaranty by the Subsidiary Guarantors organized under the laws of California and Delaware have been duly authorized by all necessary corporate or partnership action on the part of such Subsidiary Guarantors. The Subsidiary Guaranty has been duly and  validly  executed  and  delivered  by  each  of the  Subsidiary  Guarantors organized under the laws of California and Delaware. Assuming the due authorization, execution and delivery thereof by the parties thereto other than the Subsidiary Guarantors organized under the laws of California and Delaware, the Subsidiary Guaranty constitutes the legal, valid and binding obligation of each of the Subsidiary Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.


                                   E-4.4(a)2

     4. The execution and delivery by each of the Company and the Subsidiary Guarantors of the Agreement, the Notes and the Subsidiary Guaranty, respectively, and the performance by each of the Company or any of the Subsidiary Guarantors of its respective obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate or Articles of Incorporation, by-laws or limited partnership agreement (as applicable) of the Company or any Subsidiary Guarantor, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument listed as an exhibit to the Company's most recent annual report on Form 10-K, which we have been advised by the Company lists all of the material documents, agreements or other instruments to which the Company or any Subsidiary Guarantor is a party or by which it is bound, (iii) California corporate, Delaware corporate, New York or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), including Regulations U, T and X of the Federal Reserve Board, or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any Subsidiary Guarantor of which we are aware.

     5. No consent, approval, waiver, license or authorization or other action by or filing with any California corporate, Delaware corporate, New York or federal governmental authority is required in connection with the execution and delivery by the Company or any Subsidiary Guarantor of the Agreement or the Subsidiary Guaranty, respectively, the consummation by the Company or any Subsidiary Guarantor of the transactions contemplated thereby or the performance by the Company or any Subsidiary Guarantor of its obligations thereunder, except for federal and state securities or blue sky laws, as to which we express no opinion in this paragraph.

     6. To the best of our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or any Subsidiary Guarantors that relates to any of the transactions contemplated by the Agreement or the Subsidiary Guaranty.

     7. Assuming (i) the representations of the Purchasers and the Company contained in the Agreement are true, correct and complete, and (ii) compliance by the Purchasers and the Company with their respective covenants set forth in the Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers pursuant to the Agreement in the manner contemplated by the Agreement and described in the Memorandum, to register the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or to qualify an indenture under the Trust Indenture Act of 1939, as amended.

     8. Neither the Company nor any Subsidiary Guarantor is required to be registered as an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.

     The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the State of California and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                                   E-4.4(a)-3

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent (except that this opinion may be delivered (i) to potential successors and assigns, (ii) in connection with any judicial or arbitration process, (iii) to any governmental or regulatory authority having jurisdiction over you, including, without limitation, the National Association of Insurance Commissioners, in each case, without our prior written consent).

                                                          Very truly yours,

                                   E-4.4(a)-4

                                   Schedule A

ReliaStar Life Insurance Company
c/o ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, Minnesota  55401-2121

Southland Life Insurance Company
c/o ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, Minnesota  55401-2121

ING Life Insurance and Annuity Company
c/o ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, Minnesota  55401-2121

New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York  10010

New York Life Insurance and Annuity
  Corporation
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York  10010

New York Life Insurance and Annuity
  Corporation
Institutionally Owned Life Insurance
  Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York  10010-1603

Allstate Life Insurance Company
3075 Sanders Road, STE G5D
Northbrook, Illinois  60062-7127

Transamerica Life Insurance Company
c/o AEGON USA Investment Management, LLC
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa  52499-5335

                                   E-4.4(a)-5

Monumental Life Insurance Company
c/o AEGON USA Investment Management, Inc.
4333 Edgewood Road N.E.
Cedar Rapids, Iowa  52499-5335

Massachusetts Mutual Life Insurance
  Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115

C.M. Life Insurance Company
c/o Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115

MassMutual Asia Limited
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115

Nationwide Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220

Nationwide Mutual Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220

Nationwide Life and Annuity Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220

Nationwide Life Insurance Company of America
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220

Scottsdale Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220

Hartford Fire Insurance Company
c/o Investment Department - Private Placements
P. O. Box 1744
Hartford, Connecticut  06144-1744

                                   E-4.4(a)-6

Connecticut General Life Insurance Company
c/o Cigna Retirement & Investment Services
280 Trumbull Street
Hartford, Connecticut  06103

Acacia National Life Insurance Company
5900 "O" Street
Lincoln, Nebraska  68510-2234

Ameritas Variable Life Insurance Company
5900 "O" Street
Lincoln, Nebraska  68510-2234


                                   E-4.4(a)-7

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

          2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Weil, Gotshal & Manges LLP is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers

                                 EXHIBIT 4.4(b)
                          (to Note Purchaes Agreement)
of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.


                                   E-4.4(b)-2